UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2011

Commission File Number: 000-50029

CHINA HEALTH RESOURCE, INC.

(Name of Small Business Issuer in its Charter)

Delaware	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road

Suining, Sichuan Province, P.R. China

(Address of Principal Executive Offices)

+(86-825) 239-1788

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communication pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

China Health Resource Receives Letters of Intent Totaling Over $7.5 Million

SUINING, China, November 8, 2011 – China Health Resource, Inc. (OTCBB:CHRI) through its subsidiaries, has successfully concluded negotiations for new purchasing Letters of Intent (LOI) for a total of over 45 million RMB (US$7.5 Million).

The purchase LOIs were based upon contacts made during the 13th West China International Exhibition (CIE) Fair held at Chengdu, Sichuan where CHRI participated with other 4,564 other companies. The Company has now concluded definitive agreements.

CHRI, thru its subsidiary, Suining Yinfa Daharian Angelica Root (DAR) Industrial Co. Ltd. (Yinfa), participated in the exhibition under its special designation as a provincial agricultural Dragonhead Enterprise. CHRI represents the only GAP DAR under the Chuan Baizhi™ national trademark in China at the event.

“We are pleased to be a Dragonhead Enterprise – a prestigious designation which provides CHRI with recognition and access to important government officials” said Mr. Jiayin Wang, Chairman and CEO of CHRI.

At the CIE Fair, Mr. Wang showcased the company products, it’s special GAP DAR produce and summarized recent developments for CHRI to a select group of VIP’s including Suining City Party Secretary Mr. Baohua Qu and the Chuanshan District Manager Mr. Linlin Zhou, provincial agricultural department officials, other Suining City government senior officials, and administrative executives and scholars of the Chengdu TCM University.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

The announcement may contain forward-looking statements that involve risks and uncertainties which may cause the actual results, performance and achievements or the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The issuer’s actual results could differ significantly from those discussed herein. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “the Company believes,” “management believes” and similar language.  We base our forward-looking statements on information currently available to us, and we assume no obligation to update them.  More information is included in the company’s filings with the Securities and Exchange Commission, and may be accessed through the SEC’s website at http://sec.gov.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

Dated: November 8, 2011	By: /s/ Wang, Jiayin
Wang, Jiayin
Chief Executive Officer and Director
(Principal Executive Officer)